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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated May 29, 1998 included in Aspen Technology Inc.'s Form 8-K dated May 27, 1998 related to the consolidated financial statements of Aspen Technology, Inc. and subsidiaries and the supplemental consolidated financial statements of Aspen Technology, Inc. and subsidiaries for the year ended June 30, 1997 and to all references to our firm in this Registration Statement.



                                                     ARTHUR ANDERSEN LLP


June 15, 1998